Contacts: Media Kent Landers T +01 404.676.2683 Investors and Analysts: Tim Leveridge T +01 404.676.7563	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301 press@coca-cola.com

THE COCA-COLA COMPANY ANNOUNCES SENIOR LEADERSHIP SUCCESSION PLAN

James Quincey to Succeed Muhtar Kent as Chief Executive Officer in May 2017

 Kent to Continue as Chairman

ATLANTA, Dec. 9, 2016 – The Coca-Cola Company today announced that its Board of Directors has approved unanimously the recommendation of Chairman and Chief Executive Officer Muhtar Kent for an evolution of the company's senior leadership structure.  Under the new structure, company veteran James Quincey, President and Chief Operating Officer, will succeed Kent as CEO, effective May 1, 2017.  Kent will continue as Chairman of the Board of Directors.

The Board intends to nominate Quincey to stand for election as a director at the 2017 Annual Shareowners Meeting in April.
James Quincey, President and Chief Operating Officer, The Coca-Cola Company, stands with Muhtar Kent, Chairman and Chief Executive Officer, The Coca-Cola Company.  Quincey will succeed Kent as CEO, effective May 1, 2017.

"Managing The Coca-Cola Company to ensure our long-term growth requires a thoughtful and orderly succession planning process," said Muhtar Kent.  "I have been engaged with our Management Development Committee and the full Board on talent development and succession discussions throughout my tenure as CEO.  We are certain that James Quincey is prepared for these new responsibilities and is the absolute right choice to lead our company and system into the future.

"One of our Board's key priorities is developing the next generation of leaders and James is a perfect example of our talent pipeline in action," added Kent.  "Having worked closely with James during the past 10 years of his 20-year career with our company, I know that his vast industry knowledge, expertise with our brands, values and system, coupled with an acute understanding of evolving consumer tastes, make him the ideal candidate to effectively lead our company and bottling system.  James has the strategic vision and inspirational leadership to usher in the next phase of growth for our great business.

"It has been the most wonderful and unique privilege to serve as Chairman and CEO of our great company over the past eight years," Kent continued.  "This transition comes at a time of important evolution for The Coca-Cola Company.  Our journey to refocus on our core business model of building strong global brands, enhancing sustainable customer value and leading a strong, dedicated franchise system is well under way.  During James' time as President and COO, he has further demonstrated his deep understanding of the dynamics of our business and what it takes to win in the marketplace."

Sam Nunn, Independent Lead Director of The Coca-Cola Company's Board of Directors said, "On behalf of the Board, we thank Muhtar for his outstanding leadership and dedication as the Chairman and CEO of The Coca-Cola Company.  Muhtar has been a true visionary who led the company through sustained growth and set the stage for the tremendous opportunity that lies ahead.  Muhtar has consistently put the next decade in front of the next quarter and laid a solid foundation for his successor and the shareowners.  Among his many achievements, Muhtar has built a world-class leadership team and we are fortunate to have a leader with James' capabilities as our next CEO."

Nunn expressed the Board's confidence in the appointment of Quincey: "James is a proven leader who is passionate about developing people, building strong teams and creating winning cultures everywhere he has been.  He has the ideal combination of skills, ability and experience and we believe that there is no person more capable of leading The Coca-Cola Company."
Warren Buffett, Chairman and Chief Executive Officer of Berkshire Hathaway Inc. said, "As Chairman and CEO, Muhtar has been an excellent steward of Coca-Cola's business over the last eight years and I am thankful for the leadership he has provided to put in place the right vision, strategy and thoughtful succession plan for long-term success.  I know James and like him, and believe the company has made a smart investment in its future with his selection."

"I am truly honored and humbled to lead this great company into the future," said Quincey.  "Muhtar has been a catalyst for change at The Coca-Cola Company – driving the transformation of our global bottling system, expanding our product portfolio and making sustainability a business imperative.  I am committed to continuing my strong partnership with Muhtar, our talented management team and associates, and our valued bottling partners to continue this momentum and capture the enormous opportunities in front of us."

Quincey, 51, was named The Coca-Cola Company's President and Chief Operating Officer in August 2015.  Earlier this year, he put in place a new international operating structure and leadership team to make the company more efficient and effective at the local levels, helping our operating units become faster and more agile.  Throughout his career at Coca-Cola, Quincey has shown leadership in addressing consumer changes by expanding product offerings, introducing smaller package sizes, and most recently, driving systematic portfolio reformulation to reduce added sugar with over 200 initiatives in progress.

Prior to this role, Quincey served as President of The Coca-Cola Company's Europe Group.  Under his leadership, the Europe Group was the company's most profitable operating group as it strategically expanded its brand portfolio and improved execution across the geography.

Quincey served as President of the Northwest Europe & Nordics Business Unit (NWEN) from 2008 to 2012.  Among Quincey's many accomplishments during this time was his leadership during the acquisition of innocent juice in 2009, which is now sold in more than 14 countries and is well on its way to becoming one of the company's billion-dollar brands.

From 2005 to 2008, Quincey was President of the Mexico Division.  During his tenure in Mexico, he grew market share for brand Coca-Cola and expanded the company's portfolio with the relaunch of Coca-Cola Zero and the acquisition of Jugos de Valle, one of the company's 20 brands that generates more than a billion dollars in annual revenues and is now sold in 16 countries.

Quincey joined The Coca-Cola Company in Atlanta in 1996 as Director, Learning Strategy for the Latin America Group, and went on to serve in a series of operational roles of increased responsibility in Latin America, leading to his appointment as President of the South Latin Division in 2003.  During his time in South Latin, Quincey was instrumental in developing and executing a successful brand, pack, price and channel strategy, which has now been replicated in various forms throughout The Coca-Cola Company's global system.

Prior to joining Coca-Cola, he was a Partner in strategy consulting at The Kalchas Group, a spin off from Bain & Company and McKinsey.  Quincey, who is bilingual in English and Spanish, received a Bachelor's degree in Electronic Engineering from the University of Liverpool.

"We are fortunate that Muhtar will continue as Chairman and James has agreed to run the business as President and CEO," said Nunn.  "The combination will ensure the continued success their partnership has brought to the company over the last 16 months."

About The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands and more than 3,800 beverage choices. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 20 billion-dollar brands, 18 of which are available in reduced-, low- or no-calorie options. These brands include Diet Coke, Coca-Cola Zero, Fanta, Sprite, Dasani, vitaminwater, Powerade, Minute Maid, Simply, Del Valle, Georgia and Gold Peak. Through the world's largest beverage distribution system, we are the No. 1 provider of both sparkling and still beverages. More than 1.9 billion servings of our beverages are enjoyed by consumers in more than 200 countries each day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca-colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at www.linkedin.com/company/the-coca-cola-company.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company's historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the marketplace; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in one or more other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to timely implement our previously announced actions to reinvigorate growth, or to realize the economic benefits we anticipate from these actions; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; an inability to successfully manage our refranchising activities; an inability to successfully manage the possible negative consequences of our productivity initiatives; an inability to attract or retain a highly skilled workforce; global or regional catastrophic events; and other risks discussed in our Company's filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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